Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|  Preliminary proxy statement   |_| Confidential, for use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Chancellor Corporation
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Common Stock

(2)      Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)      Proposed maximum aggregate value of transaction:


(5)      Total fee paid:


|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                             CHANCELLOR CORPORATION
                                210 South Street
                           Boston, Massachusetts 02111


                                  April 9, 1998



To the Stockholders of Chancellor Corporation:

         Chancellor Corporation (the "Company") is pleased to send you the enclosed notice of the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on Friday, May 15, 1998 at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, MA 02109.

         Ordinary annual meeting business will be transacted at the Meeting. A total of three (3) actions will be submitted to the stockholders at the Meeting:
(i) to approve an amendment to the Company's 1997 Stock Option Plan; (ii) to ratify the selection by the Board of Directors (the "Board") of Reznick, Fedder and Silverman as the Company's independent public accountants for the 1998 fiscal year; and (iii) to confirm the vote of the Board on the removal of Mr. Ernest L. Rolls as a Director and Vice Chairman of the Company.



                                         Sincerely yours,





                                         Brian M. Adley
                                         Chairman of the Board



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                             CHANCELLOR CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 15, 1998


         The Annual Meeting of Stockholders (the "Meeting") of Chancellor Corporation (the "Company") will be held on Friday, May 15, 1998, at 2:00 p.m. at Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, MA 02109 for the following purposes:

1. To approve an amendment to the Company's 1997 Stock Option Plan (the "1997 Plan");

2. To ratify the selection by the Board of Directors (the "Board") of Reznick, Fedder and Silverman as the Company's independent public accountants for fiscal 1998;

3. To confirm the vote of the Board on the removal of Mr. Ernest L. Rolls as a Director and Vice Chairman of the Company; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The Board has fixed the close of business on March 20, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting and only stockholders of record at the close of business on the date are entitled to notice of, and to vote and act at, the Meeting.

         Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.


                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        CHANCELLOR CORPORATION




                                        Peter J. Mullen
                                        Clerk



Boston, Massachusetts
April 9, 1998

                             CHANCELLOR CORPORATION
                                210 South Street
                           Boston, Massachusetts 02111
                                 (617) 368-2700


                              --------------------

                                 PROXY STATEMENT
                              --------------------


                         ANNUAL MEETING OF STOCKHOLDERS

                             to be held May 15, 1998

                                  INTRODUCTION

The Annual Meeting of Stockholders

         This Proxy Statement is being furnished to holders of shares of Common Stock, $.01 par value (the "Common Stock"), Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") and Series AA Convertible Preferred Stock, $.01 par value (the "Series AA Preferred Stock") of Chancellor Corporation, a Massachusetts corporation ("Chancellor" or the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, MA 02109, on May 15, 1998 at 2:00 p.m., and at any adjournment or adjournments thereof.

Matters to be Considered at the Meeting

         At the Meeting, Stockholders will be acting upon the following matters:
(i) to approve an amendment to the Company's 1997 Stock Option Plan; (ii) to ratify the selection by the Board of Reznick, Fedder and Silverman as the Company's independent public accountants for the 1998 fiscal year; and (iii) to confirm the vote of the Board on the removal of Mr. Ernest L. Rolls as a Director and Vice Chairman of the Company.

Recommendation of the Board of Directors

         The Board unanimously recommends adoption of all the matters to be submitted to the stockholders at the Meeting.

Voting of Proxies; Revocation

         All shares represented by the enclosed proxy will be voted in the manner specified therein by the stockholder. If no specification is made, the proxy will be voted FOR the matters to be acted upon and otherwise in the discretion of the proxies. Any proxy may be revoked at any time prior to the voting thereof by delivering to the Clerk of the Company a written revocation of a duly executed proxy bearing a later date or by voting in person at the Meeting. The expected date of the first mailing of this proxy statement and the enclosed proxy is April 20, 1997.

Beneficial Ownership of Securities and Voting Rights

         As of the close of business on March 20, 1998, the record date for the Meeting, there were outstanding 25,404,156 shares of Common Stock ("the Common Stock"), 710,526 shares of Series A Preferred Stock and 8,000,000 shares of Series AA Preferred Stock (the Common Stock, the Series A Preferred Stock and the Series AA Preferred Stock are collectively referred to herein as the "Stock").

         Holders of the Common Stock and Series AA Preferred Stock are entitled to one vote for each share of Common Stock or Series AA Preferred Stock held of record at the close of business on the record date. Holders of the Series A Preferred Stock are entitled to ten votes for each share of Series A Preferred Stock held of record at the close of business on the record date. For more information about the Company's outstanding stock, see "OTHER INFORMATION -- Principal Stockholders."

Votes Required

         The affirmative vote of the holders of a majority of the shares of the Company's Stock present or represented at the Meeting is required for the approval of the amendment to the 1997 Stock Option Plan, the ratification of auditors and the confirmation of the removal of Ernest L. Rolls.

         Shares of the Company's Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as votes cast or shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented.

                                TABLE OF CONTENTS

                                                                       Page No.

Introduction.......................................................         1
Table of Contents..................................................         2
Directors, Executive Officers and Advisors.........................         3
Executive Compensation.............................................         6
Approval of the Amendment to the 1997 Stock Option Plan............        11
Ratification of Auditors...........................................        14
Confirmation of the Removal of Ernest L. Rolls.....................        14
Other Information..................................................        15

                   DIRECTORS, EXECUTIVE OFFICERS AND ADVISORS

         The directors, executive officers and advisors of the Company are as follows:

Name                   Age     Position(s) Held

Brian M. Adley         35    Director; Chairman of the Board
Rudolph Peselman       53    Director
Michael J. Marchese    49    Director
David C. Volpe         42    Advisor to the Board
Jonathan Ezrin         43    Controller and Principal Accounting Officer
John J. Powell         56    President, Chief Executive Officer and Treasurer
Fredrick D. Ohlrich    50    Senior Vice President
Lawrence  M.  Stern    34    President and Chief Executive Officer,
                               Chancellor International Corporation
Craig Jackson          39    Vice President of Remarketing
Joseph Fagan           61    Vice President of Structured Finance
----------------

There are no family relationships between any director, executive officer or advisor of the Company

Business Experience of Executive Officers and Directors

Mr. Adley was elected a director in July 1995. As part of the restructuring that began at the end of December 1996, Mr. Adley became the Chairman of the Board and a Director of the Company. Mr. Adley has been Chairman and Chief Executive Officer of Vestex Corporation, a private financial services firm, since its inception in 1994. Mr. Adley previously served as Treasurer, Chief Financial Officer and a director of Sanborn, Inc., a publicly held environmental systems manufacturer and services company, from 1990 through 1993, having previously been acting Chief Financial Officer of that company since 1989. Sanborn filed for protection from creditors under U.S. bankruptcy laws in January 1994. From 1985 to 1989, Mr. Adley was a Senior Consultant at Price Waterhouse. Mr. Adley was elected a director of the Company on July 25, 1995 and elected Chairman of the Board on December 3, 1996. Mr. Adley has several undergraduate degrees in accountancy and management, a Masters of Business Administration and a Juris Doctorate.

Mr. Peselman was elected a director in December 1996. He has extensive experience in international trade and business development, specifically in the Russian Federation and Commonwealth of Independent States. He has been President and Director of Kent International, Ltd., an international business development and consulting company since 1989. Mr. Peselman was Vice President of Eric Management, a real estate development and management company, from 1976 to 1989 and had served as a director of Engineering Firm, a firm which managed technical reconstruction of a furniture manufacturing facility in the Ukraine, from 1970 to 1988.

Mr. Marchese was elected a director in December 1996. He has extensive domestic and international leasing and bank experience. From 1996 to 1997 he was been President and Founder of Long River Capital; from 1993 to 1996 he was a Consultant for Marchese & Company; from 1979 to 1993 he was with SNET Credit, Inc. in a variety of analyst and management positions; and prior to 1979 he served in a variety of staff and management positions with various trust, leasing and bank companies. Mr. Marchese received a Bachelors of Science degree from Providence College and holds a Masters of Business Administration.

Mr. Volpe has been engaged as a financial and business development advisor to the members of the Company's Board of Directors and senior management since March 1997. He is the Managing Director of Vineyard Capital Ventures, a consulting firm providing financial and business advisory services to private and public companies in the medical, telecommunications, high technology and financial services industries. Prior to founding Vineyard Capital Ventures, Mr. Volpe was the Vice President of Finance and Chief Financial Officer for FaxNet Corporation, a venture capital backed telecommunications company, from May 1996 through March 1997 and Cynosure, Inc., a venture capital backed medical device company, from September 1993 through May 1996. Mr. Volpe was the Director of Finance for Sanborn, Inc., a publicly held environmental systems manufacturing and services company, from July 1991 through September 1993. Additionally, Mr. Volpe was an Audit Manager with Price Waterhouse from June 1986 through July 1991. He holds undergraduate degrees from the California State University at Northridge and the California State University at Bakersfield and is a member of the American Institute of Certified Public Accountants (AICPA).

Mr. Ohlrich joined the Company in September 1997 as Senior Vice President. Prior to joining the Company, he worked with Champion Capital Corporation as an officer and Vice President, working to bring the functionality of institutional trading vehicles to individuals. From 1990 to 1991, he worked with Electra Aviation, Inc. as its Vice President of Product Development and worked with equity investments in commercial aircrafts. From July 1985 to September 1990 he worked with Polaris Securities, Inc. as a marketing manager and lastly as Vice President and National Sales Manager. Mr. Ohlrich received a BS from Purdue University and an MBA from the Harvard School of Business.

Mr. Stern has been employed by Chancellor since May 1997. He currently holds the position of President and Chief Executive Officer of Chancellor International Corporation, a wholly owned subsidiary of the Company. Prior to joining Chancellor, he held the position of Chief Executive Officer of 2010 Software from 1993 to 1995. He also served as a Senior Consultant for Vestex from 1995 to 1997. Mr. Stern has received a Certificate in Management from New York University, a BS in Advertising from the University of Texas in Austin, and an MBA from New York University.

Mr. Powell joined the Company in December 1996 as President and Chief Executive Officer. Prior to joining the Company, Mr. Powell was the President and Founder of EBEC Financial Corporation, a privately held equipment leasing firm specializing in medium to large lease financial transactions. From 1971 to1980 Mr. Powell was with ITEL Corporation (NYSE) where he became the president of the Computer Finance Division. This division of ITEL originated over $300 million in lease financing annually and Mr. Powell managed a sales and support staff of 150 people responsible for origination, municipal finance, portfolio management and remarketing. Mr. Powell began his business career in 1967 with the IBM Corporation serving in various marketing positions for the Data Processing Division.

Mr. Jackson has been employed by the Company since April 1984. He currently holds the position of Vice President of Remarketing and is responsible for the sale and re-lease of all leased equipment held in the Company's portfolio and in the Trusts under management. Prior to his current position, he held the title of Vice President of Operations with responsibility for purchasing and servicing all newly leased equipment. Prior to his employment with Chancellor, Mr. Jackson held various positions with The Hertz Corporation, the last being fuel buyer in the New York corporate headquarters. Mr. Jackson received a BS in management and industrial relations from Wilkes College in Wilkes Barre, Pennsylvania in May 1980.

Mr. Fagan has held the position of Vice President of Structured Finance with the Company since November 1997. Prior to joining the Company, Mr. Fagan was the Director of Project Finance for Republic Financial Corporation where he worked on making Republic an active participant in the project and facility finance marketplace. Mr. Fagan has held similar positions at Banc Ireland/First Financial, Sanwa Business Credit Corporation, and Bank Amerilease. Mr. Fagan also served as a Vice President and Regional Manager for ITEL/TXL Corporation where he was responsible for completing lease and asset based financings in the commercial, transportation and agribusiness sectors. Mr. Fagan began his business career in 1963 with the IBM Corporation serving in various sales and management positions for the Data Processing Division.

Mr. Ezrin has been Controller and Principal Accounting Officer of the Company since 1997. Prior to serving as Controller, Mr. Ezrin held a number of financial positions with the Company including Assistant Controller from 1996 to 1997, Accounting Manager from 1993 to 1996, and Senior Accountant from 1992 to 1993. Prior to joining the Company, Mr. Ezrin was Controller or Assistant Controller for privately held advertising agencies including T. J. Clark, Rizzo Simon Cohn, and Quinn & Johnson from 1980 to 1991. Mr. Ezrin holds a BS in accounting from Northeastern University and a Masters of Business Administration from.

Certain Transactions

         The above-named directors, executive officers and advisors have indicated that neither they nor any of their respective affiliates has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934 except for the transactions referred to under "Compensation Committee Interlocks and Insider Participation".

Committees; Attendance

         The Audit Committee of the Board was formed in 1983 and is currently composed of Messrs. Adley and Marchese. Mr. Adley is Chairman of the Audit Committee. The functions of the Audit Committee include recommending to the Board the appointment of the independent auditors, reviewing the independence of the auditors, meeting with the auditors to review the scope and result of the annual audit, reviewing the Company's accounting procedures, internal controls, and proposed changes in financial and accounting standards and principles, and reviewing the scope of other services provided by the auditors.

         Messrs. Adley, Marchese and Peselman are the current members of the Company's Resource and Compensation Committee. Mr. Peselman is Chairman of the Resource and Compensation Committee. The Resource and Compensation Committee was formed in 1983. Its function includes reviewing the total compensation paid to the Company's directors and officers and the granting of stock options. Since March 24, 1992, a special Option Compensation Committee, consisting of at least two directors who are "disinterested persons" for Federal securities law purposes, has administered stock option plans in connection with the granting of stock options to persons who are executive officers. Messrs. Adley, Marchese and Peselman currently compose the Option Compensation Committee.

         The Mergers and Acquisitions Committee was formed in February 1996 and is currently composed of Messrs. Adley and Peselman. Mr. Adley is Chairman of this committee.

         The Investment Committee was formed in December 1996 and is currently composed of Messrs. Adley, Marchese and Peselman. Mr. Marchese is Chairman of the Investment Committee. The functions of this committee are to review investment vehicles that will maximize returns on excess cash and ensure that current policies and procedures surrounding investment decisions are adhered to.

         The Transaction Review Committee was formed in December 1996 and is currently composed of Messrs. Powell, Marchese and Peselman. Mr. Marchese is Chairman of the Transaction Review Committee. The functions of this committee are to review transactions over certain dollar amounts that could be deemed financially constraining on the Company or present potential credit-risks.

         Attendance. During the year ended December 31, 1997, the Board held 21 meetings, the Audit Committee had 5 meetings, the Compensation Committee held 2 meetings and the Mergers and Acquisitions Committee held 2 meetings. Each director attended more than 75% of the meetings of the Board and of the committees of which they were a member.

Directors' Compensation and Indemnification

         As a result of the restructuring that occurred in December 1996, Directors no longer receive any cash fees with respect to services rendered. The only compensation that directors of the Company currently receive is the grant of stock options pursuant to the Company's 1997 Director's Stock Option Plan. Under that plan, as amended, non-employee directors elected prior to December 31, 2007 may be granted options at the discretion of the Option Compensation Committee subject to the availability of an adequate number of shares of Common Stock reserved for issuance under the Plan. There are currently 1,333,000 shares of Common Stock available for issuance under the Plan.

                             EXECUTIVE COMPENSATION

         The annual and long-term remuneration paid to or accrued for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services rendered during the years ended December 31, 1997, 1996 and 1995 was as follows:

                            SUMMARY COMPENSATION TABLE

                                                                      Annual Compensation
                                                 -----------------------------------------------------
                                                                                          All Other
Name and Principal                                Salary         Bonus (1)              Compensation          Options
 Position                              Year         $               $                        $                   #
------------------                    -----      --------        ----------          -----------------     ---------------
John J. Powell                         1997       153,854            --                38,400 (3) (11)      1,200,000 (10)
 Chief Executive Officer (2) (8)       1996        15,000            --                   500 (3)                  --
                                       1995            --            --                    --                      --

Stephen G. Morison                     1997            --            --               106,324 (9)                  --
 President and CEO (4)                 1996       423,275            --                 1,100 (3) (7)              --
                                       1995       225,000        32,250                 1,036 (7)                  --

J. David Retallick, Jr.                1997        23,838        50,000 (12)              500 (3)                  --
 National VP, Sales (5) (8)            1996            --            --                    --                      --
                                       1995            --            --                    --                      --

Craig Jackson                          1997        84,000        45,439                   500 (3)             400,000  (6)
 Vice President of                     1996        84,000        32,893                   500 (3)                  --
 Remarketing (8)                       1995        84,000        12,705                   500 (3)

------------------------

1. Unless otherwise specified, figure includes commissions paid under the Company's incentive program for sales personnel.

2.       Employment commenced November 22, 1996.

3. Includes $500 paid by the Company during the fiscal year with respect to the Company's 401(k) plan.

4.       Employee resigned effective December 3, 1996.

5. Employment commenced October 21, 1997. Employee resigned effective March 1, 1998.

6. Includes 33,333; 33,333 and 33,334 shares that Mr. Jackson is entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 1999, 2000 and 2001, respectively, for which the vesting and exercise dates for these options can be accelerated upon the completion of certain predetermined performance criteria.

7.       Except as otherwise  indicated  for those  individuals  covered by note
         (3), this amount is the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer. This amount excludes amounts paid by the Company with respect to group life policies.

8. Represents the amount paid as salary in 1997 as reflected on the individual's 1997 W-2 statement filed with the Department of the Treasury-IRS.


                                       -6-




9. Figure represents payments made under severance agreement approved by the Company's former Board of Directors prior to their resignation, Mr. Morison's resignation, the takeover by Vestex Capital Corporation and the implementation of the Restructuring Plan.

10. Includes a total of 300,000; 300,000; and 200,000 shares that Mr. Powell will be entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 1998, 1999 and 2000, respectively, subject to the approval of an amendment to the 1997 Stock Option Plan. Additionally, the vesting of these options can be accelerated upon the completion of certain predetermined performance criteria.

11. Includes approximately $5,900 on the use of the Company's automobile and approximately $32,000 paid in living and accommodation expenses through December 1997.

12. As approved by the Company's CEO, the Company accrued a one time non-salary bonus of $50,000, payable in cash and or stock, of which a portion was paid subsequent to fiscal year end 1997.

                        Option Grants in Last Fiscal Year


                                 Number of               % of Total
                                 Securities           Options Granted
                                 Underlying             to Employees        Exercise or
                                  Options                in Fiscal          Base Price            Expiration
           Name                 Granted (1)                 Year              ($/Sh)                 Date
           ----                 -----------                 ----              ------                 ----
John J. Powell                  380,000 (2)                9.39%               0.10                10/1/2002
                                380,000 (2)                9.39%               0.25                10/1/2003
                                280,000 (2)                6.92%               0.50                10/1/2004
                                 80,000                    1.98%               0.75                10/1/2005
                                 80,000                    1.98%               1.00                10/1/2006

Craig Jackson                    60,000                    1.48%               0.10                10/1/2002
                                 60,000                    1.48%               0.25                10/1/2003
                                 93,333 (3)                2.31%               0.50                10/1/2004
                                 93,333 (3)                2.31%               0.75                10/1/2005
                                 93,334 (3)                2.31%               1.00                10/1/2006

1. Options granted on October 1, 1997 generally vest to the employees over a five-year period. Each of the five tranches of options granted vest on October 1, 1998, 1999, 2000, 2001 and 2002, respectively.

2. Includes a total of 300,000; 300,000; and 200,000 shares that Mr. Powell will be entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 1998, 1999 and 2000, respectively, subject to the approval of an amendment to the 1997 Stock Option Plan. Additionally, the vesting of these options can be accelerated upon the completion of certain predetermined performance criteria.

3. Includes 33,333; 33,333 and 33,334 shares that Mr. Jackson is entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 1999, 2000 and 2001, respectively, for which

                                       -7-


         the vesting and exercise dates for these options can be accelerated upon the completion of certain predetermined performance criteria.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                             Number of Securities                   Value of
                                                           Underlying Unexercised             Unexercised in the Money
                               Shares                        Options at FY-End                  Options at FY-End ($)
                              Acquired                       Exer-         Unexer-              Exer-       Unexer-
           Name                   #             $           cisable        cisable             cisable      cisable
           ----               --------       ------         -------        -------             -------      -------

John J. Powell                 --             --            --         1,200,000 (1)              --           76,000
Craig Jackson                  --             --            --           400,000 (2)              --           12,000


---------------

1. Includes a total of 300,000; 300,000; and 200,000 shares that Mr. Powell will be entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 1998, 1999 and 2000, respectively, subject to the approval of an amendment to the 1997 Stock Option Plan. Additionally, the vesting of these options can be accelerated upon the completion of certain predetermined performance criteria.

2. Includes 33,333; 33,333 and 33,334 shares that Mr. Jackson is entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 1999, 2000 and 2001, respectively, for which the vesting and exercise dates for these options can be accelerated upon the completion of certain predetermined performance criteria.

Compensation Committee Interlocks and Insider Participation

         None  of  the  members  of  the  Company's  Resource  and  Compensation
Committee (which at the time of certain of its 1997 deliberations consisted of Messrs. Adley, Marchese and Peselman) has ever been an officer or employee of the Company or any of its subsidiaries or has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended except as described in this paragraph.

         During 1994, and prior to becoming an affiliate, the board of directors recommended and the shareholders approved at the 1995 Annual Meeting of Stockholders, a consulting agreement with Vestex, Inc., an affiliate of the majority stockholder, whereby the affiliate provides specified services related to the Company's equity raising efforts and financing activities. Under the agreement, the affiliate earns a fee for consummating equity or debt transactions. The fee related to debt transactions is 1.5% of the transaction amount through December 1996 at which time the Board of Directors increased the fee to 3.0% of the transaction amount. The fee related to equity transactions equals 7.5% of the transaction amount if a broker or underwriting fee is not paid to a third party and 2.5% of the transaction amount if a broker or underwriting fee is paid to a third party. The agreement was extended effective July 1, 1997 on the same terms and conditions through June 2000. Vestex also provides services to the Company on operational and other matters for which it is compensated at levels negotiated with the Company, as described below.

         During 1996 and through March 1997, the affiliate charged the Company fees for certain transactions it determined were consummated during the period and were covered by the agreement. The Company disputed a certain portion of these charges. The parties settled this dispute by agreeing that $3,000,000 was incurred relating to these services, of which $800,000 and $2,200,000 were performed in 1997 and 1996, respectively. In connection with this settlement, Vestex agreed to write-off $1,113,000 of fees originally claimed.

         As of December 31, 1996, the Company had received from Vestex a total of $4,121,000, net of repayments and cost of $312,500 which consisted of equity of $1,421,000 and debt and payables of $ 2,700,000. During 1997, the Company entered into several transactions with Vestex, which resulted in an increase of $ 1,856,000 resulting in a net equity infusion of $ 5,977,000 and debt and payables of $59,000 as of December 31, 1997.

         In accordance with the terms of the consulting agreement, Vestex earned fees totaling $957,000. The fees earned in 1997 were for services in connection with the following: i) $800,000 through March 31, 1997 as described above, ii) a monthly fee of $12,500 for April 1997 through December 1997, and iii) a $45,000 fee relating to the $1,500,000 loan provided by the then Vice-Chairman of the Board of Directors (as described below).

         The Company also entered into several transactions whereby Vestex received fees of approximately $1,288,000 in 1997. The Company recorded approximately $519,000 of these expenses in connection with Vestex's negotiations on behalf of the Company resulting in significant financial benefits and savings to the Company. This includes, but is not limited to, savings of approximately $930,000, whereby the intercreditor loan of approximately $1,906,000 was paid in advance of term; savings in excess of $2,000,000 on the termination of the Company's office lease and renegotiations of more favorable terms on the Company's new office lease; and development and implementation of strategies enabling the Company to properly recover certain administrative costs incurred in connection with the administration of the Company's trust portfolio assets. The Company also recorded an additional $394,000 in connection with Vestex's services for development and implementation of the Company's successful restructuring and transition plan. This amount reduced the restructuring charges accrued at December 31, 1996. In connection with a $1.5 million loan provided to the Company by the then Vice-Chairman of the Board of Directors, Vestex provided certain guarantees and was compensated in the amount of $375,000 for providing such guarantees.

         The Company purchased furniture and computer equipment from Vestex in the amount of $300,000. The acquisition prices were based on estimated fair market value as of the date of the transaction. At December 31, 1997, approximately $60,000 of the furniture acquired was not in service by the Company.

         The Company received loans from Vestex during 1997 totaling $1,735,000, including $1,500,000 in connection with the repayment of the Company's debt to the then Vice-Chairman. Interest on loans payable to Vestex accrue at the prime rate plus 2% (10.5% as of December 31, 1997). During 1997, interest of approximately $92,000 was incurred on debt owed Vestex.

         During 1997, Vestex agreed to take stock, at the then fair market value on the date of conversion, in lieu of cash, in consideration of certain obligations due Vestex by the Company. In February 1997, the Board of Directors approved the issuance of 3,000,000 shares of the Company's Series AA Preferred Stock at $.30 per share to Vestex in consideration of $900,000 of the amounts due Vestex. In June 1997, the Company issued 8,333,333 shares of Common Stock to Vestex in consideration of $1,000,000 of fees and debt including Vestex's guarantee of the $1,500,000 loan provided to the Company by the then Vice-Chairman, stated above. Also in June 1997, the Company issued 6,716,667 shares of Common Stock to Vestex in consideration of approximately $806,000 of fees and debt due. In September 1997, the Company issued 5,000,000 shares of Common Stock to Vestex in consideration of approximately $500,000 of Vestex fees and debt due. In December 1997, the Company issued 710,526 shares of the Company's Series A Preferred Stock to Vestex in consideration of $1,350,000 of Vestex fees an debt due. In addition to the conversion of accrued Vestex fees and debt to the Company's preferred and common stock totaling approximately $4,556,000, the Company also repaid debt and fees through cash payments in the amount of approximately $2,848,000. For the years ended December 31, 1997 and 1996, the Company incurred expenses to Vestex of $1,850,000 and $2,594,000, respectively. As of December 31, 1997, the Company owed Vestex $50,000 of unpaid loans and approximately $9,000 of unpaid fees. In addition, Vestex is due $50,000 of unpaid fees assumed by the Company at the time of acquisition of Long River Capital.

         An affiliate of the Chairman of the Board of Directors provided supervisory and other construction services in connection with the build-out and improvements to the Company's new office space. The total fees earned by the affiliate were $275,000, all of which were paid in 1997. The Company recorded these amounts as capitalized leasehold improvements.

         The Company entered into several transactions with the then Vice-Chairman of the Board of Directors. On May 19, 1997, the Company issued a $1,500,000 promissory note to the then Vice-Chairman of the Board which was guaranteed by Vestex and the Chairman of the Board. Interest on the promissory note accrued at the prime rate plus 2 1/8%. On September 3, 1997, Vestex, on behalf of the Company, repaid the promissory note. The resulting obligation recorded as owing to Vestex was subsequently converted into equity as described above. Interest accrued to the then Vice-Chairman during 1997 of approximately $59,000. The then Vice-Chairman also made a non-interest-bearing advance of $1,200,000 to the Company in October 1997.

         During 1997, the Company directly and through Valmont Ventures, Inc. ("Valmont"), a wholly-owned subsidiary providing consulting services, incurred costs on behalf of and made advances to Global Weather Services ("GWS"), a company represented by the then Vice-Chairman as an affiliate of the Vice-Chairman. The Company provided these services at the request of the then Vice-Chairman and at the approval of management. The total due from GWS amounted to approximately $756,000, including consulting fees of $600,000. Company funds were used to pay amounts on behalf of the then Vice-Chairman totaling approximately $58,000 during 1997. Based on discussions with legal counsel, the Company believes it has the right to offset the amounts due to and from the then

Vice-Chairman and GWS. As a result, the Company reduced the amounts due totaling approximately $814,000 and the amounts owed of $1,200,000. The difference of approximately $386,000 has offset the amount due by the then Vice-Chairman or GWS to Vestex and has been reflected as an increase in the amount due by the Company to Vestex.

         Chancellor has entered into two lease transactions with Kent International, a company owned 50 percent by a Director of the Company. Total original equipment cost for these transactions amount to approximately $144,000.


             APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN

Introduction

         On August 29, 1997, the Company's stockholders approved the 1997 Stock Option Plan (the "1997 Plan") which had been adopted, subject to stockholder approval, by the Board of Directors on March 20, 1997. In connection with the approval of the 1997 Plan by the stockholders, Brian M. Adley, Chairman of the Board and majority stockholder, contributed to the Company a total of 500,000 shares of beneficially owned Common Stock of the Company which can be used for grant in connection with the 1997 Plan. Currently, options to purchase a total of 2,500,000 shares of Common Stock may be granted under the 1997 Plan to employees of the Company (including employees who are directors), consultants who are not employees and other affiliates of the Company, who are defined persons associated with the Company in such other capacity or relationship as may be permitted by the Board of Directors. Throughout 1997 a total of 2,500,000 shares were granted to employees of the Company, consultants and other associated persons under the 1997 Plan. In connection with the Amendment to the 1997 Plan (the "Amendment"), the Board of Directors also authorized options to purchase a total of 540,000 shares subject to stockholder approval of the Amendment.

Proposed Amendment

         In April 1998, the Board of Directors adopted an Amendment, subject to stockholder approval at the Company's May 15, 1998 Annual Meeting. The Amendment provides for increasing the number of shares of Common Stock available for grant pursuant to the 1997 Plan from 2,500,000 shares to 4,000,000 shares.

Description of the 1997 Plan

         The 1997 Plan covers a total of 2,500,000 shares of Common Stock (this number will increase to 4,000,000 if the Amendment is approved). Options may be awarded under the 1997 Plan to employees of the Company (including employees who are directors), consultants who are not employees and other affiliates of the Company as defined below. Not more than 2,500,000 shares (this number will increase to 4,000,000 if the Amendment is approved) may be issued to any individual pursuant to the exercise of options granted under the 1997 Plan, during the ten-year life of the 1997 Plan. The 1997 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), and options which are not Incentive Stock Options ("Non-Statutory Stock Options").

         Only employees of the Company or its subsidiaries (approximately 40 persons) may be granted Incentive Stock Options. Affiliates of the Company, defined as employees of the Company, members of the Company's Board of Directors, or persons associated with the Company in such other capacity or relationship as may be permitted by the Board of Directors, may be granted Non-Statutory Stock Options. Except as provided below, no person may be granted any option under the 1997 Plan who, at the time such option is granted, owns Common Stock of the Company possessing more than 10% of the combined voting power of all classes of stock of the Company.

         The Option Compensation Committee of the Board of Directors, consisting of at least two directors who are "disinterested persons" for federal securities laws purposes and "outside directors" for purposes of Section 162(m) of the Code, will administer the 1997 Plan, select the persons to whom options are granted and fix the terms of such options.

         The exercise date of an option granted under the 1997 Plan will be fixed by the Committee, but may not be later than ten years from the date of grant. Options may be granted under the 1997 Plan until March 20, 2007. Options may be exercised in such installments as are fixed by the Committee.

         Options under the 1997 Plan will not be transferable by the optionee other than by will or the laws of descent and distribution, although they may be exercised during the optionee's lifetime by his/her legal representative if he/she becomes incapacitated. All options must be exercised within three months after termination of the optionee's affiliation with the Company, except that options shall remain outstanding for their entire term following termination due to death or for one year following termination due to permanent disability.

         The exercise price of Incentive Stock Options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock, as determined by the Board of Directors, on the date of grant. Non-Statutory Stock Options may be granted at exercise prices not less than 100% of the fair market value of the Common Stock on the date of the grant or less than 110% of such fair market value in the case of options granted to an employee who at the time of grant possess more than 10% of the total combined voting power of all classes of stock of the Company. The Option Compensation Committee is authorized to determine, in its discretion, the exercise price of other options, including any options that may be regranted to employees after their original grant has lapsed unexercised.

         The 1997 Plan provides for automatic adjustment to the number of shares of Common Stock issuable upon exercise of options granted under the 1997 Plan to reflect stock dividends, stock splits, reorganizations, mergers and various other transactions occurring after the date of grant. Payment for shares purchased upon exercise of an option must be made in cash or, at the Committee's discretion, by delivery of shares of Common Stock of the Company, or by a combination of such methods.

         The Company's Board of Directors may at any time amend or revise the terms of the 1997 Plan, except that no such amendment or revision may be made without the approval of the holders of a majority of the Company's outstanding capital stock, voting together as a single class, if such amendment or revision would (a) materially increase the number of shares which may be issued under the 1997 Plan (other than changes in capitalization), (b) increase the maximum term of options, (c) decrease the minimum option price, (d) permit the granting of options to anyone not included within the 1997 Plan's eligible categories, (e) extend the term of the 1997 Plan or (f) materially increase the benefits accruing to eligible individuals under the 1997 Plan. Vestex Capital Corporation has ultimate power to determine any amendments or revisions to the 1997 Plan since it holds more than a majority of the Company's outstanding stock entitled to vote on such amendments or revisions as well as the power to designate a majority of the Company's directors.

         The 1997 Plan contains the following terms and conditions required in order to permit treatment of the options granted thereunder as "incentive stock options:" (i) all incentive stock options must be expressly designated as such at the time of grant and (ii) if any person to whom an incentive stock option is granted owns, at the time of the grant of such option, Common Stock possessing more than 10% of the combined voting power of all classes of the Company, then
(a) the purchase price per share of the Common Stock subject to such option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant and (b) the exercise period shall not exceed five years from the date of grant.

Federal Income Tax Consequences

         Options  granted  under  the  1997  Stock  Option  Plan  may be  either
"Incentive   Stock  Options,"  as  defined  in  Section  422  of  the  Code,  or
Non-Statutory Stock Options.

         Incentive Stock Options. If an option granted under the 1997 Stock Option Plan is an Incentive Stock Option, the optionee will recognize no income upon grant of the Incentive Stock Option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an Incentive Stock Option regardless of the applicability of the alternative minimum tax. The net federal income tax effect on the holder of Incentive Stock Options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

         For purposes of the "alternative minimum tax" applicable to individuals an Incentive Stock Option is treated the same as a Non-Statutory Stock Option. Thus, in the year of option exercise an optionee must generally include in his alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

         Non-Statutory Stock Options. All other options which do not qualify as Incentive Stock Options are referred to as Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time he is granted a Non-Statutory Stock Option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election within 30 days of exercising the option with the Internal Revenue Service under
Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash, or by means of withholding shares which would otherwise be received by the optionee or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price increased by amounts recognized as ordinary income as provided above, will be treated as capital gain or loss.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Non-Statutory Stock Option.

         The foregoing is only a summary of the effect of federal income tax upon the optionee and the Company with respect to the grant and exercise of options under the 1997 Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR THE PROPOSAL. THE AMENDMENT TO THE 1997 PLAN WILL NOT BECOME EFFECTIVE UNLESS IT IS APPROVED BY THE STOCKHOLDERS AT THE MEETING.

                            RATIFICATION OF AUDITORS

Introduction

         The Board has appointed Reznick, Fedder and Silverman, certified public accountants, as auditors to examine the financial statements of the Company for fiscal 1998 and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders. Reznick, Fedder and Silverman has served as the Company's auditors since February 1997.

         In the event that the stockholders do not ratify the appointment of Reznick, Fedder and Silverman, the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal 1998 will be permitted to stand unless the Board finds other reasons for making a change.

         It is understood that even if the selection of Reznick, Fedder and Silverman is ratified, the Board, in its sole discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         A representative of Reznick, Fedder and Silverman is expected to attend the meeting and will have an opportunity to make a statement if they so desire to do so and to respond to appropriate questions.


Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
RATIFICATION OF THE AUDITORS.


                 CONFIRMATION OF THE REMOVAL OF ERNEST L. ROLLS

Introduction

         On Tuesday, March 10, 1998, the Board of Chancellor Corporation voted to remove Mr. Ernest L. Rolls as a Director and Vice Chairman of the Board. The reasons cited by the Board for removing Mr. Rolls included breach of his fiduciary duties of care and loyalty, Mr. Rolls' suspected self-dealing and his failure to provide a total of $7.5 million in financing that he represented to the Board he would provide. The Board also believed that a suit filed on February 5, 1998 in Florida state court by Mr. Rolls against the Company, the Chairman of the Board and a company owned by the Chairman was an attempt by Mr. Rolls to jeopardize the Company's strategic alliances and other activities that are currently being negotiated.

         The suit brought by Mr. Rolls alleges that the Company is in default on the payment of $2.7 million, which Mr. Rolls claims he loaned to the Company. It is the Company's position that $1.5 million of the loan has been repaid to Mr. Rolls and that the balance is subject to offsets and counterclaims by the Company. The Company has removed the case to federal court and has filed an answer. The Company intends to file a counterclaim against Mr.
Rolls.

         The Company believes that the suit will not have a material adverse effect on the Company or its business.

Recommendation of the Board

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE CONFIRMATION OF THE VOTE OF THE BOARD ON THE REMOVAL OF MR. ERNEST L. ROLLS AS A DIRECTOR AND VICE CHAIRMAN OF THE COMPANY.

                                OTHER INFORMATION

Proxy Solicitation

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone.

Other Business

         The Board knows of no other matter to be presented at the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Principal Stockholders

         As of the close of business on March 20, 1998, the record date for the meeting, there were 25,404,156 shares of Common Stock outstanding, 710,526 shares of Series A Preferred Stock outstanding and 8,000,000 shares of Series AA Preferred Stock outstanding. Holders of the Common Stock and Series AA Preferred Stock of the Company are entitled to one vote for each share of Common Stock and Series AA Preferred Stock, respectively, held of record at the close of business on the record date. Holders of the Series A Preferred Stock of the Company are entitled to ten votes for each share of Series A Preferred Stock held of record at the close of business on the record date.

         The number of shares of Common Stock beneficially owned by the persons or entities known by management to be the beneficial owners of more than 5% of the outstanding shares, the number of shares beneficially owned by each director, each nominee for election or re-election as a director and each executive officer, the number of shares beneficially owned by all directors and officers as a group, as of the record date, as "beneficial ownership" has been defined under rules promulgated by the Securities and Exchange Commission, and the actual sole or shared voting power of such persons, as of the record date, are set forth in the following table.

              Name and                   Common Stock                      Percentage
             Address of                  Beneficially                      of Shares      Voting Power (1)
          Beneficial Owner                  Owned                         Outstanding          Shares                    Percentage
          ----------------         ---------------------------            -----------     ---------------------          ----------

Vestex Capital
 Corporation (2)                    25,155,260 (3)                           62.1%        25,155,260 (3)                    62.1%
Brian M. Adley (2)                  25,230,260 (3) (4) (5)                   62.3%        25,155,260 (3) (4)                62.1%
John J. Powell (6)                        0.00                                 *                   0                          *
Lawrence M. Stern (7)                1,026,000                                2.5%         1,026,000                        2.5%
Craig Jackson (8)                       27,000                                 *              27,000                          *
Rudolph Peselman (9)                   100,000 (5)                             *                   0                          *
Michael J. Marchese (10)               201,500 (5)                             *             101,500                          *
Ernest L. Rolls (11) (12)            2,100,000 (5)                            5.2%         2,000,000                        4.9%

Directors, Officers and
 Executives as a
 Group (6 Persons)                  28,684,760 (3) (4) (5)                   70.8%        28,309,760  (3) (4)               69.9%


---------------

* = Less than one percent (1.0%)
                                      -15-

1. Number of votes of which each person is entitled to cast expressed as a number and as a percentage of all votes which all stockholders are entitled to cast at the Meeting; assumes no exercise of stock options.

2. This stockholder's address is 405 Waltham Street, Suite 314, Lexington, MA 02173.

3. Assumes conversion of 5,000,000 shares of Outstanding Series AA Preferred into a like number of shares of Common Stock and conversion of 710,526 shares of Outstanding Series A Preferred into 7,105,260 shares of Common Stock.

4. Includes all shares owned by Vestex Capital Corporation reported above. Mr. Adley has sole or shared voting power as to all such shares.

5.       Includes 75,000,  100,000,  100,000 and 100,000 shares which Mr. Adley,
         Mr. Peselman, Mr. Marchese, and Mr. Rolls, respectively, are entitled to acquire through the exercise of outstanding stock options prior to December 1998.

6. This person maintains a business address at 210 South Street, Boston, MA 02111.

7. This person maintains a business address at 110 East 59th Street, New York, NY 10022.

8. This person maintains a business address at 700 Division Street, Elizabeth, NJ 07201.

9. This person maintains a business address at 255 Washington Street, Suite 150, Newton, MA 02158.

10.      This  person   maintains  a  business  address  at  251  North  Avenue,
         Bridgeport, CT 06606.

11.      This person maintains an address at 5760 NW 22nd Avenue, Boca Raton, FL
         33496.

12. Assumes conversion of 2,000,000 shares of Outstanding Series AA Preferred stock into a like number of shares of Common Stock.

Certain Exchange Act Reporting Matters

         The Company is aware that the following individuals have not filed Forms 3, 4 or 5, as may be required: Vestex Captial Corporation, Brian M. Adley, Rudolph Peselman, Michael J. Marchese, John J. Powell and Fredrick D. Ohlrich. The Company believes that it is the intent of these individuals to file all appropriate forms by May 31, 1998.

Deadline for Submission of Stockholder Proposals

         Stockholders may present proposals for inclusion in the 1999 Proxy Statement provided that such proposals are received by the Clerk of the Company no later than January 30, 1999 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

Additional Information

         Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. The Annual Report on Form 10-KSB constitutes the Company's Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 at the following regional offices of the Commission:
500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained upon payment of the Commission's customary charges by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

         Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Peter J. Mullen of the Company at (617) 368-2700.

                             CHANCELLOR CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the proxy materials that have been sent to stockholders.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, on May 15, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



Chancellor Corporation

                             CHANCELLOR CORPORATION

                       210 South Street, Boston, MA 02111
                 Annual Meeting of Stockholders, on May 15, 1998


The undersigned hereby appoints John J. Powell and Brian M. Adley, and each or either of them, with full power of substitution, as proxies and attorneys in fact, to vote and act at Annual Meeting (the "Meeting") of Stockholders of Chancellor Corporation (the "Company"), to be held May 15, 1998, at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, Massachusetts and at any adjournment thereof, in respect of all shares of common stock, par value $.01 per share, of the Company with respect to which the undersigned would be entitled to vote and act if personally present.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement and hereby directs said proxies, or their substitutes, to vote and act on the following matters set forth in such Notice and Proxy Statement as specified by the undersigned. You may revoke this Proxy by submitting a proxy bearing a latter date or by voting in person if you attend the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CHANCELLOR CORPORATION AND WILL BE VOTED AS DIRECTED, IF NO CHOICE IS INDICATED, IT WILL BE VOTED "FOR" ALL ITEMS AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THIS MEETING.


---------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

----------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?  DO YOU HAVE ANY COMMENTS?

------------------------------  ------------------------------

------------------------------  ------------------------------

------------------------------  ------------------------------

                                   PROXY CARD


  X    PLEASE MARK VOTES
        AS IN THIS EXAMPLE



1.  Approval for the Amendment to the           FOR    AGAINST     ABSTAIN
    Company's 1997 Stock Option Plan.
                                                |_|      |_|         |_|


2.  Ratification of                             FOR    AGAINST     ABSTAIN
    Auditors.
                                                |_|      |_|         |_|


3.  Confirmation of the Removal of              FOR    AGAINST     ABSTAIN
    Ernest L. Rolls as a Director
    And Vice-Chairman Of the Company.           |_|      |_|         |_|


4.  In their discretion, such other             FOR    AGAINST     ABSTAIN
    matters as may properly come before
    the meeting or any adjournment thereof.     |_|      |_|         |_|


RECORD DATE SHARES:

Please be sure to sign and date this Proxy.          Date


Shareholder sign here____________________  Co-owner sign here__________________

         Mark box at right if comments or address
         change have been noted on the reverse of
         this card.                                           __________